                                                          REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                 ------------
                                    FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              PPG INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               Pennsylvania                             25-0730780
     (State or other jurisdiction of                 (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                                 ONE PPG PLACE
                        PITTSBURGH, PENNSYLVANIA 15272
                                (412) 434-3131
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             WILLIAM H. HERNANDEZ
                        SENIOR VICE PRESIDENT, FINANCE
                             PPG INDUSTRIES, INC.
                                 ONE PPG PLACE
                        PITTSBURGH, PENNSYLVANIA 15272
                                (412) 434-3131
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                WITH A COPY TO:
                             RICHARD R. HOWE, ESQ.
                              SULLIVAN & CROMWELL
                               125 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 558-4000
                                 ------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.
                                 ------------
IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]
                                 ------------
                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                               PROPOSED          PROPOSED
  TITLE OF EACH CLASS         AMOUNT            MAXIMUM           MAXIMUM          AMOUNT OF
    OF SECURITIES TO           TO BE        OFFERING PRICE       AGGREGATE       REGISTRATION
     BE REGISTERED          REGISTERED         PER UNIT       OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------
Debt Securities........    $500,000,000           100%*        $500,000,000*      $172,413.79
=============================================================================================

*Estimated solely for the purpose of calculating the registration fee.
                                ------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
   In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus contained in this Registration Statement on Form S-3 also relates to $100,000,000 of debt securities registered and remaining unissued under Registration Statement No. 33-04983 on Form S-3 of PPG Industries, Inc., in respect of which $20,000 has been paid to the Commission as a registration fee.

--------------------------------------------------------------------------------

                              P R O S P E C T U S
--------------------------------------------------------------------------------

                             PPG Industries, Inc.

                                Debt Securities

                                 ------------

  PPG Industries, Inc. (the "Company") may, from time to time, offer up to $600,000,000 aggregate principal amount of its debt securities (the "Debt Securities") on terms to be determined at the time of sale. The terms of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities"), including, where applicable, the aggregate principal amount, denominations, currency of payment, maturity, premium, if any, rate of interest (which may be fixed or variable), if any, time of payment of any interest, purchase price, provisions for redemption or sinking fund, if any, and other provisions, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of offering of the Offered Debt Securities. The Debt Securities may be sold by the Company directly, through agents designated from time to time or to one or more underwriters or dealers for public offering pursuant to terms of offering fixed at the time of sale.
                                 ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                November 8, 1995

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER, OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can be inspected also at the offices of the New York Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange, the national securities exchanges on which the Company's securities are listed. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto filed by the Company with the Commission under the Securities Act of 1933, and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which has been filed by the Company with the Securities and Exchange Commission, is incorporated herein by reference and made a part hereof.

  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995 are incorporated by reference herein and made part hereof.

  The Company's Current Reports on Form 8-K dated April 4, 1995, April 20, 1995, July 31, 1995, October 19, 1995, and November 8, 1995 are incorporated by reference herein and made part hereof.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

  Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated herein by reference (other than exhibits to such documents not specifically incorporated therein). Such requests should be directed to PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, Attention: Director, Investor Relations, (412) 434-2120.

                                  THE COMPANY

  The business of the Company, a Pennsylvania corporation, is concentrated in three basic segments: glass, coatings and resins, and chemicals. The Company's principal executive offices are located at One PPG Place, Pittsburgh, Pennsylvania 15272 and its telephone number is (412) 434-3131.

                                USE OF PROCEEDS

  Except as otherwise provided in the Prospectus Supplement, the net proceeds to the Company from the sale of the Debt Securities will be added to the Company's general funds and will be used for general corporate purposes. The Company expects that it may from time to time engage in additional public or private financings of a character and in an amount to be determined as the occasion arises.

                       DESCRIPTION OF THE DEBT SECURITIES

  The Offered Debt Securities are to be issued under an indenture, dated as of August 1, 1982 (the "Original Indenture") as amended and supplemented (such Original Indenture, as so amended and supplemented, the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"). Copies of the Original Indenture and the amendments and supplements thereto are Exhibits to this Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

  The Indenture provides for the issuance, from time to time in one or more series, of unsecured obligations of the Company which may be debentures, notes or other evidences of indebtedness ("Debt Securities"). The Indenture does not limit the amount of Debt Securities which may be authenticated and delivered thereunder. Each series of Debt Securities may be established in or pursuant to a resolution of the Company's Board of Directors or in one or more indentures supplemental to the Indenture.

  The Prospectus Supplement relating to the Offered Debt Securities will describe the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest will accrue; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) any mandatory or optional sinking fund or analogous provisions; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may be redeemed at the option of the Company; (8) if applicable, the terms and conditions upon which the Offered Debt Securities may be repayable prior to final maturity at the option of the holder thereof or otherwise; (9) any additional restrictive covenants included for the benefit of Holders of the Offered Debt Securities; (10) any additional Events of Default provided with respect to the Offered Debt Securities; (11) the currency of payment of principal of and premium, if any, and interest, if any, on the Offered Debt Securities; (12) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Offered Debt Securities; (13) whether such Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities (the "Depositary") and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and (14) any other terms of the Offered Debt Securities. Unless otherwise indicated in the Prospectus Supplement, principal of (and premium, if any) and interest (if any) on the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the office of the Trustee or its designee, provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. ((S)(S) 201, 301, 305 and 1002)

  The Offered Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Prospectus Supplement, in denominations of $1,000 or any integral multiple thereof. ((S)302) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. ((S) 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. Global Securities will be issued in registered form and in either temporary or permanent global form. Unless and until it is exchanged for Debt Securities in definitive form, a temporary Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

RESTRICTIVE COVENANTS

  The following restrictive covenants are applicable so long as the Debt Securities of any series are Outstanding except that one or more of such covenants may be made inapplicable to Debt Securities of a particular series at the time of establishment of such series. The Prospectus Supplement relating to such series will state which covenants are inapplicable to such series.

  The Company will not, and will not permit any Restricted Subsidiary to, incur or guarantee any debt secured by a mortgage or lien on any of the principal manufacturing or research properties, plants or facilities of the Company or any Restricted Subsidiary, or on any shares of stock or indebtedness of any Restricted Subsidiary, without making effective provision for securing the Debt Securities of any series to which this covenant applies (and, if the Company so elects, any indebtedness ranking equally with such Debt Securities) equally and ratably with or prior to such secured debt. These covenants will not apply to debt secured by (a) mortgages or liens on property existing at the time acquired or on property of any corporation existing at the time it becomes a subsidiary, (b) purchase money mortgages, (c) mortgages or liens on property to finance the cost of exploration, development or improvement of such property,
(d) mortgages or liens on property in favor of the United States or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages or liens, (e) mortgages or liens securing indebtedness owing to the Company or a wholly-owned Restricted Subsidiary by a Subsidiary, or (f) extensions, renewals or replacements of any of the foregoing. Notwithstanding these covenants, the Company and its Restricted Subsidiaries may incur or guarantee any secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the sum of the aggregate amount of such debt then outstanding (not including secured debt permitted under the foregoing exceptions) and the aggregate "value" of sale and leaseback transactions (as defined) at such time does not exceed 5% of the "shareholders' interest" (defined to include the aggregate of capital and surplus, less treasury stock at cost, of the Company and its Restricted Subsidiaries consolidated as of the end of the latest fiscal year). ((S) 1004)

  Sales and leasebacks of real property by the Company or a Restricted Subsidiary (except those for a temporary period of not more than three years) will be prohibited unless (a) the property involved could be mortgaged to the extent of the "value" of the sale and leaseback transaction without equally and ratably securing the Debt Securities of any series to which this covenant applies or
(b) an amount equal to the proceeds of sale or the fair value of the property sold (whichever is higher) is applied to the retirement of Funded Debt of the Company (with provision for a credit in certain cases for Debt Securities otherwise acquired or retired). ((S) 1005)

  Neither the Company nor any Restricted Subsidiary may transfer to an Unrestricted Subsidiary any assets which in the opinion of the Board of Directors constitute a major manufacturing or research property, plant or facility of the Company and its Restricted Subsidiaries taken as a whole. ((S)
1005)

  The term "Restricted Subsidiary" means any subsidiary other than foreign subsidiaries or subsidiaries in territories or possessions of the United States or leasing, real estate investment, or financing subsidiaries unless such a subsidiary is designated as a Restricted Subsidiary by the Board of Directors. Restricted Subsidiaries may become Unrestricted Subsidiaries by designation of the Board of Directors but only if in the opinion of the Board they do not own a major manufacturing or research property, plant or facility of the Company and its Restricted Subsidiaries taken as a whole. Any newly acquired or formed Subsidiary may be designated an Unrestricted Subsidiary by action of the Board of Directors within 90 days of such acquisition or formation. ((S) 101)

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of the maturity of more than $10,000,000 principal amount of any indebtedness for money borrowed by the Company under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled within 10 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. ((S) 501) If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such declaration and its consequences. ((S) 502)

  The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. ((S) 603) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. ((S) 512)

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. ((S) 1009)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest (if any) on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or rate of interest (if any) on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or premium (if any) or interest (if any) on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. ((S) 902)

  The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. ((S) 1010) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest (if any) on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. ((S) 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of any Holders of Outstanding Debt Securities, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any corporation or may acquire or lease the assets of any Person, provided that the corporation formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and that certain other conditions are met. (Article Eight)

                              PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities directly, through agents designated from time to time or to one or more underwriters or dealers for public offering pursuant to terms of offering fixed at the time of sale. The Prospectus Supplement describes the method of distribution of the Offered Debt Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Debt Securities if any are purchased.

  The Offered Debt Securities may be distributed from time to time in one or more transactions at a fixed price or prices (which may be changed) or at prices determined as specified in the Prospectus Supplement. In connection with the sale of the Offered Debt Securities, underwriters or dealers may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Debt Securities for whom they may act as agent. Underwriters may sell the Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of the Offered Debt Securities may engage in other transactions with, and perform other services for, the Company in the ordinary course of business.

  Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Offered Debt Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, are set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the Offered Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

  If so indicated in the Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agent to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedule as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are also incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated (other than the Filing Fee for Registration Statement) as follows:

   Filing Fee for Registration Statement........................... $172,413.79
   Accounting Fees and Expenses.................................... $ 15,000.00
   Trustee's Fees and Expenses..................................... $ 25,000.00
   Blue Sky Fees and Expenses...................................... $ 15,000.00
   Printing and Engraving Costs.................................... $ 30,000.00
   Rating Agency Fees.............................................. $150,000.00
   Miscellaneous................................................... $ 17,586.21
                                                                    -----------
     Total......................................................... $425,000.00
                                                                    ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 410 of the Pennsylvania Business Corporation Law provides for indemnification of the Registrant's directors and officers against certain liabilities under certain circumstances.

  Article VI of the By-Laws of the Registrant provides that the Registrant shall indemnify, under certain circumstances, persons who were or are directors, officers or employees of the Registrant or who served or serve other corporations at the request of the Registrant. Under those By-Law provisions, a person who is wholly successful in defending a claim will be indemnified for any reasonable expenses. To the extent a person is not successful in defending a claim, reasonable expenses of defense and any liability incurred (other than to the Registrant) are to be indemnified under those provisions only where independent legal counsel or other disinterested person selected by the Board of Directors determines that such person seeking indemnification acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any expense incurred with respect to any claim may be advanced by the Registrant if the recipient agrees to repay such amount if it is ultimately determined that such recipient is not to be indemnified pursuant to those By-Law provisions.

  Section 410 and the By-Laws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

  The Registrant also has policies of directors and officers liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

ITEM 16. EXHIBITS.

EXHIBIT
  NO.
  ---

  1 Form of Underwriting Agreement (filed as Exhibit 1.1 to the Company's Form 8-K dated November 8, 1995 and incorporated herein by reference).
  4.1 Indenture, dated as of August 1, 1982 (filed as Exhibit 4.3 to the Company's Form 8-K dated December 9, 1985, and incorporated herein by reference).
  4.2  First Supplemental Indenture, dated as of April 1, 1986 (filed as Exhibit
       4.2 to the Company's Form S-3, Number 33-03938, dated March 12, 1986, and incorporated herein by reference).
  4.3  Second Supplemental Indenture, dated as of October 1, 1989 (filed as
       Exhibit 4.4 to the Company's Form 8-K dated November 8, 1995 and incorporated herein by reference).
  4.4  Third Supplemental Indenture, dated as of November 1, 1995 (filed as
       Exhibit 4.5 to the Company's Form 8-K dated November 8, 1995, and incorporated herein by reference).

EXHIBIT
  NO.
  ---

  4.5  Forms of Debt Securities (included in Exhibit 4.1).
  5 Opinion of Guy A. Zoghby, Senior Vice President and General Counsel of the Company.
 12 Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to the Company's Form 8-K dated November 8, 1995, and incorporated herein by reference).
 23.1  Consent of Independent Auditors.
 23.2 Consent of Guy A. Zoghby, Senior Vice President and General Counsel of the Company (included in Exhibit 5).
 24    Power of Attorney.
 25 Form T-1 Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 (filed as Exhibit 25.1 to the Company's Form 8-K dated November 8, 1995 and incorporated herein by reference).

  The Indenture incorporated by reference as Exhibit 4.1 was qualified under the Trust Indenture Act of 1939 in connection with the Registrant's Registration Statement No. 2-78575 and is deemed to be qualified for purposes of this Registration Statement.

ITEM 17. UNDERTAKINGS.

   The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference);

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference);

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above (other than pursuant to the policies of directors and officers liability insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON THE 8TH DAY OF NOVEMBER, 1995.

                                          PPG INDUSTRIES, INC. (Registrant)

                                                 /s/ William H. Hernandez
                                          By...................................
                                                   William H. Hernandez
                                              Senior Vice President, Finance

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 8TH DAY OF NOVEMBER, 1995:

     Signature                    Capacity


/s/ Jerry E. Dempsey         Director and Chairman
 ........................      of the Board of
    JERRY E. DEMPSEY          Directors (Chief
                              Executive Officer)


/s/ William H. Hernandez     Senior Vice President,
 ........................      Finance (Principal
  WILLIAM H. HERNANDEZ        Financial and
                              Accounting Officer)

 ........................
    E. B. DAVIS, JR.         Director


 ........................
      S. C. GAULT            Director


 ........................
      A. J. KNOWE            Director


 ........................
      M. J. HOOPER           Director


 ........................
      S. C. MASON            Director

                                                 /s/ William H. Hernandez
 ........................                  By...................................
     H. A. MCINNES           Director                William H. Hernandez

                                                      (Attorney-in-fact)
 ........................
      R. MEHRABIAM           Director


 ........................
      V. A. SARNI            Director


 ........................
       D. G. VICE            Director


 ........................
     D. R. WHITWAM           Director

                                 EXHIBIT INDEX

EXHIBIT                                                              SEQUENTIAL
  NO.                                                                   PAGE
                                                                       NUMBER

  1    Form of Underwriting Agreement (filed as Exhibit 1.1 to the      N/A
       Company's Form 8-K dated November 8, 1995 and incorporated herein by reference).
  4.1  Indenture, dated as of August 1, 1982 (filed as Exhibit 4.3      N/A
       to the Company's Form 8-K dated December 9, 1985, and
       incorporated herein by reference).
  4.2  First Supplemental Indenture, dated as of April 1, 1986          N/A
       (filed as Exhibit 4.2 to the Company's Form S-3, Number
       33-03938, dated March 12, 1986, and incorporated herein by reference).
  4.3  Second Supplemental Indenture, dated as of October 1, 1989       N/A
       (filed as Exhibit 4.4 to the Company's Form 8-K dated
       November 8, 1995 and incorporated herein by reference).
  4.4  Third Supplemental Indenture, dated as of November 1, 1995       N/A
       (filed as Exhibit 4.5 to the Company's Form 8-K dated
       November 8, 1995, and incorporated herein by reference).
  4.5  Forms of Debt Securities (included in Exhibit 4.1).              N/A
  5    Opinion of Guy A. Zoghby, Senior Vice President and General       14
       Counsel of the Company.
 12    Computation of Ratio of Earnings to Fixed Charges (filed as       15
       Exhibit 12 to the Company's Form 8-K dated November 8,
       1995, and incorporated herein by reference).
 23.1  Consent of Independent Auditors.                                  16
 23.2  Consent of Guy A. Zoghby, Senior Vice President and General       14
       Counsel of the Company (included in Exhibit 5).
 24    Power of Attorney.                                               17-26
 25    Form T-1 Statement of Eligibility and Qualification Under        N/A
       the Trust Indenture Act of 1939 (filed as Exhibit 25.1 to the Company's Form 8-K dated November 8, 1995 and incorporated herein by reference).